UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AMENDMENT NO.  8 TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Rapid Holdings, Inc.
(Exact Name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

6163
(Primary Standard Industrial Classification Code Number)

30-0615339
(I.R.S. Employer ID Identification Number)

RAPID HOLDINGS, INC.
9903 Santa Monica Blvd. #346,
Beverly Hills, CA 90212
(310) 469-4408
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

RAPID HOLDINGS, INC.
c/o Anthony Barron
9903 Santa Monica Blvd. #346,
Beverly Hills, CA 90212
(310) 469-4408
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Sale to the public is expected as soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

Copies of communications to:
GREGG E. JACLIN, ESQ.
CHRISTINE MELILLI, ESQ., CPA
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	818,000	$0.05	$40,900	$2.92

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, Dated  October , 2010

818,000 SHARES OF
RAPID HOLDINGS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 818,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:   October,  2010

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

We were incorporated in the state of Nevada on March 22, 2010. Through our wholly-owned subsidiary, Rapid Title Loans, Inc. we intend to operate an online consumer lending business. Rapid Title Loans is a Delaware corporation headquartered in Beverly Hills, California, and founded in May 2008 by Daniel Brandt.  On April 23, 2010, Mr. Brandt resigned as the sole director Anthony Barron was appointed the new President and Chief Executive Officer of Rapid Title Loans. Mr. Barron has over six years of experience in marketing, including two years in the financial services industry.  We have been inactive since inception and have not received any applications to date. Our online consumer lending business is not currently operational, but we intend to have our website and Company operational by January 1, 2011 . Initially, we intend to operate in California only and accept loan applications from California residents only . In order to do so, we are required to obtain a California Department of Corporations Finance Lender (“CFL”) License. The CFL license provides mortgage brokers and lenders with an exemption that enables the licensees to function as mortgage brokers and lenders under California Law. The main stipulation is that the broker and lender involved in the transaction must both be licensed under the CFL. We are currently in the process of completing the CFL application. The cost associated with obtaining a CFL is approximately $500.

There are minimum requirements to obtain a CFL license. The maintenance of a physical office is not required. Further, applicants do not need to be from the state of California. Applicants are however, required to maintain a minimum net worth of $25,000 (Assets minus liabilities) and obtain and maintain a surety bond in the amount of $25,000. Applicants are not required to take classes nor pass a written exam. No specific lending experience is required.

Through our subsidiary we are a web-based company whose intention is to make loans which are fully secured by a first lien on a customer’s automobile.  Our website, www.rapidtitleloans.com, is currently under construction. A centralized database connected to a web interface allows all of the parties access to certain parts of the web database to quickly send out forms and e-mails for requested documents or payments as well as other required information.   At such time as the contract is executed and all of the required documents are returned, the funding process can be done quickly through direct deposit or online banking fund transfers.

Management is prepared to commence operations and will hire additional staff as determined by the business plan and capital resources.  The goal is to continuously improve operational strategy by refining marketing strategies, fine-tuning the approval criteria and automating much of the customer acquisition process.  We are set to build upon our current business model to compete effectively in our targeted segment of the consumer loan marketplace.

Where You Can Find Us

We presently maintain our principal offices at 9903 Santa Monica Blvd., #346, Beverly Hills, Ca 90212.  Our telephone number is 310-469-4408. Our website is www.rapidtitleloans.com.

Legal Matters

Anslow & Jaclin, LLP, located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726, will pass on the validity of the common stock being offered pursuant to this registration statement.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended May 31, 2010 is derived from our audited financial statements.

For the period ending May 31, 2010 (audited)
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses
Professional Fees	275
Compensation	1,100
General and administrative	35
Net Loss	1,410

As of May 31, 2010 (audited)
BALANCE SHEET DATA

Cash	$40,890
Total Assets	40,890
Total Liabilities	1,275
Stockholders’ Equity/ Deficiency	39,615

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we,” “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE NO OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in March 2010. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have no operating history, we may not achieve projected profits and may not ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. Such funds may not be available on any terms or, if available, such funds may not be on commercially reasonable terms satisfactory to us. We may not be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

COMPETITION IN THE AUTO LOAN INDUSTRY AND THE EMERGENCE OF OTHER ONLINE AUTO LOAN BUSINESSES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OUR RESULTS OF OPERATIONS.

There is fierce competition in the auto loan industry. There are two existing companies, AutoCash USA and Absolute Title Loans, which offer services similar to those that we plan to provide. The emergence of more online auto loan businesses could draw potential customers away from us. Our success depends, in part, on our ability to attract customers and set our business apart from competitors with an effective marketing campaign.

CUSTOMER AUTO LOAN DEFAULTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES.

Rising customer auto loan defaults could harm our business and our profits. A rise in the rate of auto loan defaults could make it more difficult for those seeking auto loans to obtain such loans because lenders will be less likely to make new loans. Lenders may reduce the number of loans they make and only make loans to those with the best credit scores and credit histories. If the number of auto loans made is reduced, our business and profits will be harmed.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ANTHONY BARRON. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of, our President and Chief Executive Officer, Anthony Barron. We currently have an employment agreement with Anthony Barron which expires on April 22, 2013. However, either the Company or Mr. Barron can terminate the employment agreement without cause upon thirty (30) days’ notice to the other party. The loss of the services of Mr. Barron could have a material adverse effect on our business, financial condition or results of operations.

OUR FUTURE SUCCESS IS DEPENDENT ON US BEING ABLE TO OBTAIN ANY NECESSARY LICENSES OR PERMITS REQUIRED IN ORDER FOR US TO BE ABLE TO EXTEND LOANS TO OUR CUSTOMERS.

In order for us to commence operations, we need to obtain a CFL License. The CFL license provides mortgage brokers and lenders with an exemption that enables the licensees to function as mortgage brokers and lenders under California Law. We are currently in the process of completing the CFL application. We foresee no reason why we will not be able to obtain a CFL License. In the event that we cannot meet the requirements needed to obtain a CFL License, we will not be able to operate our business.

WE WILL NEED TO HIRE ADDITIONAL EMPLOYEES AS PART OF OUR GROWTH STRATEGY.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and our management and operations will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled personnel in the auto lending industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified employees. As a result, we may incur large payroll expenses associated with the hiring of qualified personnel.

OUR SOLE OFFICER AND DIRECTOR HAS NOT PREVIOUSLY OPERATED A COMPANY IN A SIMILAR INDUSTRY.

Our President and Chief Executive Officer lacks experience in the loan making industry. As such, our investors should be aware of the potential for the business to not be as successful as it otherwise would be if our key executive had industry experience.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY AND ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our lack of operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. We may issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, at a price (or exercise prices) below the price at which shares of our common stock are quoted on the OTCBB.

A LIQUID PUBLIC MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP AND/OR OUR COMMON STOCK MAY NEVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system.  A market maker may not agree to file the necessary application documents with FINRA, which operates the OTC Electronic Bulletin Board, and such an application for quotation may not be approved if filed. A regular trading market for our common stock might not develop, and if such a market for our common stock does develop, it might not be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in May 2010 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our lack of operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We intend to  contact a number of market makers to find one that will file all necessary documents on our behalf. To date we have not commenced this process and there is a chance that we cannot find a market maker that will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board.  In addition, we cannot guarantee that if a market maker does agree to file the necessary documents that such an application for quotation will be approved by FINRA.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 818,000 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in May 2010. The 818,000 shares of common stock being offered for resale is 29.03% of our issued and outstanding shares of common stock based on a total of 2,818,000 shares of our common stock currently issued and outstanding.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  October 5,  2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering*
Jose C. Rodas	22,000	22,000	0	0%
Anthony Peck	20,000	20,000	0	0%
Elena Peck	20,000	20,000	0	0%
Flor Hernandez	12,000	12,000	0	0%
Wesley Johnson	20,000	20,000	0	0%
Rozanna Johnson	30,000	30,000	0	0%
Derek Zweifel	24,000	24,000	0	0%
Mark Sontag	24,000	24,000	0	0%
Daniel J. Johnson	10,000	10,000	0	0%
Melissa Thiel	12,000	12,000	0	0%
Elizabeth Kaempfe	14,000	14,000	0	0%
George Mcleary	10,000	10,000	0	0%
Mary Mehrle	10,000	10,000	0	0%
Andrew Philip Reyes	32,000	32,000	0	0%
Raul Martinez	18,000	18,000	0	0%
Juaquin Martinez	14,000	14,000	0	0%
Luiz Martinez	20,000	20,000	0	0%
Christopher Alvarez	14,000	14,000	0	0%
Alex Olivares	16,000	16,000	0	0%
Michael Barbeito	18,000	18,000	0	0%
Dylan Riley	26,000	26,000	0	0%
Ruben Rodriguez	30,000	30,000	0	0%
Oscar Sims	16,000	16,000	0	0%
William Sims	20,000	20,000	0	0%
Alan Benavente	24,000	24,000	0	0%
Jeremy Hohn	18,000	18,000	0	0%
Milton Ipina	30,000	30,000	0	0%
Ferguson Agwu	22,000	22,000	0	0%
El Shaddai Bent	20,000	20,000	0	0%
Juan Rojas	32,000	32,000	0	0%
Lucas Kurzon	22,000	22,000	0	0%
Amber Higuera	24,000	24,000	0	0%
Breuan Day	18,000	18,000	0	0%
Yuval Barak	20,000	20,000	0	0%
Kathleen Queen	26,000	26,000	0	0%
Mario Montes	14,000	14,000	0	0%
Axel Mondet	16,000	16,000	0	0%
Mateen Khorsand	18,000	18,000	0	0%
Cuihahuah Montes	34,000	34,000	0	0%
Jeremy Castro	28,000	28,000	0	0%

* - Based upon 2,818,000 common shares issued and outstanding as of October 5,  2010.

To our knowledge, none of the selling shareholders or their beneficial owners:

–	has had a material relationship with us other than as a shareholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
–	are broker-dealers or affiliated with broker-dealers.

To our knowledge, none of the selling shareholders or their beneficial owners:

–	has had a material relationship with us other than as a shareholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
–	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. To our knowledge, at the time of the purchase of the securities to be resold, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the securities. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 Shares of common stock, $0.0001 par value per Share and 10,000,000 Shares of Preferred stock, $0.0001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 2,818,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ORGANIZATION WITHIN LAST FIVE YEARS

Our wholly-owned subsidiary, Rapid Title Loans, Inc. was incorporated in the state of Delaware on May 22, 2008. We were incorporated on March 22, 2010 in the State of Nevada and on such date Daniel Brandt received 1,000,000 shares of our common stock in consideration for founder services provided. On March 22, 2010 we entered into a stock purchase agreement and share exchange (the "Agreement") , attached hereto as Exhibit 10.2, whereby Rapid Title Loans became our wholly-owned subsidiary and Daniel Brandt were issued an additional 1,000,000 common shares in connection with the Agreement. On April 23, 2010, Daniel Brandt sold his 2,000,000 shares of our common stock to Anthony Barron in exchange for $1,500 and Mr. Brandt resigned as the sole director and CEO of Rapid Holdings, Inc. and Anthony Barron was appointed as the new President and CEO of Rapid Holdings, Inc and in May 2010 we completed an offering in which we sold 818,000 common shares at $0.05 per share in connection with our private placement.

DESCRIPTION OF BUSINESS

Financial Products

Our plan is to enter the business of making loans which are fully secured by a first lien on a customer’s automobile. We intend to initially operate in California and accept loan applications from California residents only. In order to do so, we have to obtain a California Department of CFL License. The CFL License is regulated by the California Department of Corporations. The CFL license provides mortgage brokers and lenders with an exemption that enables the licensees to function as mortgage brokers and lenders under California Law. We are currently in the process of completing the CFL application. The costs associated with obtaining a CFL are approximately $500.

Once we have a CFL, w e will commence our lending operations through our website, www.rapidtitleloans.com. We believe that a centralized database connected to a web interface allows all parties access to certain parts of the web-based database to quickly send out forms and e-mails for requested documents or payments as well as other required information.   At such time as the contract is signed and all of the necessary documents are returned, the funding process can be done through direct deposit or online banking fund transfers.

Operations

By creating a streamlined approval and funding process, we believe will be able to capture a large market share as well as penetrate new markets.  Our call center operations will be run by experienced sales and loan officers.

Automation:

We plan to have an automated loan application and approval process. We will target borrowers requesting less than 50% of the value of there car, with a credit score of 550 or better. Once a customer submits an application, the program will pull the vehicle value from the National Automobile Dealers Association (“NADA”).  If the applicant meets the minimum credit requirements, a credit report will be pulled and all of the data will be analyzed by Experian’s Credit Decision Expert analytics program. A second review will be conducted by our CEO, Anthony Barron.   An applicant’s approval will be based upon the credit worthiness of the applicant, the value of the car the applicant wishes to purchase and the amount of the loan the applicant is applying for. The customer will then be given an approval decision.  If approved, the customer will then be able to download the loan packet PDF with all the forms and information to get their loan funded.  By believe that by being automated, we will acquire more customers and will have a higher funding percentage since customers will be less likely to apply with other car title lenders after having a quick approval from us.

Web Based:

We  plan to be a web-based title loan company. A centralized database connected to a web interface allows all parties access to certain parts of the web database to quickly send out forms and e-mails for requested documents or payments. Once the signed contract and necessary documents are returned, the funding process can be completed through direct deposit or online banking fund transfers.

Servicing:

After the loans are originated, we intend to use Systems and Services Technologies, Inc. (“SST”) to service the loans. They will handle the entire servicing process including repossessions and auctions, if necessary.  All monies collected will go into our trust account with SST and disbursements will be made to our investors directly from SST, Inc.

Marketing & Sales

We believe that online advertising is a will be beneficial to the business of originating title loans. RapidTitleLoans.com will be a fully optimized site and will be search engine friendly.  Efforts will be put into search engine optimization in order to increase the organic ranking of the website for keywords like “title loans.”  We believe that a high organic ranking will help generate title loan applications. We may incur significant costs in our efforts to build a successful online advertising program because we plan to hire outside web advertising professionals to assist in our efforts. Payroll expenses associated with the hiring of advertising professionals could be significant. We hope to control these human resource costs by outsourcing some of the web advertising jobs to companies in India that may be able to provide these services at a much lower cost.

Financial Requirements

Our capital requirements will most likely increase as our business plan is realized.  These requirements may include additional resources to increase the volume of our receivables originated, expansion of the Rapid Title Loans operation, and financing any acquisition/merger activity. In order to increase our lending business, we will need to access additional equity and debt capital.

We plan to finance a substantial majority of our lending activities through a warehouse or rediscount line of credit.   The leverage (i.e. the percentage on a dollar of receivables that lenders will lend, or the “advance rate”) that our credit lines will provide against our receivables is a critical factor in our ability to obtain the desired returns on equity. We plan, but are not required to successfully negotiate the line of credit prior to the commencement of operations.

DESCRIPTION OF PROPERTY

Our business office is located at 9903 Santa Monica Blvd. #346, Beverly Hills, CA 90212

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of October 5 , 2010, we had 41 shareholders of our common stock.

Rule 144 Shares

As of October 5, 2010, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After November 2010, all of the shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

We may be deemed a shell company in accordance with the Securities Act of 1933. Therefore the shares of our common stock may only be resold through an effective registration statement or by meeting the conditions of Rule 144(i).

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

PLAN OF OPERATIONS

Our business model consists of earning revenues from fees and interest charged on account balances of our secured loan customers.  Our business model is based on the concept of giving the customer a quick approval decision.  By minimizing the response time and analytics, we hope to capture a significant market share. We will position ourselves as not only a fast way for customers to get the cash they need, but also as the least costly of any of their options. We believe our strategy will position us to obtain customers from various segments.

We plan to grow by increasing our credit line and only using our credit facilities and retained earnings to originate new customers. Over time, we expect to offer our customers more favorable advance rates.  As a result, we believe this will increase the company’s leverage and will allow the company to issue a greater amount of credit and thus, grow at a faster rate.

Revenue Model

We expect to earn revenues from interest and fees charged on the loans we issue.  The average interest rate on the loans issued will be 36% with initial fees averaging $20 per application.

Pricing Assumptions

We estimate the average loan amount will be $2,000 and that customers will be given the full amount less any fees at the time the loan closes.

Sales and Growth Assumptions

We plan to generate revenue in year one by originating customers through online advertising.  Our goal is to generate 500 applications in the first month.  We anticipate 15% of all applications to be approved. At this rate, we expect to fund seventy-five (75) loans per month. The goals and benchmarks set by us are our own ideals. They are not based on any extensive research or industry comparatives. Within four months we anticipate having our affiliate program in place, which we hope will originate an additional 300 applications. The affiliate program is a plan to have affiliates, third parties, marketing our website and services. The affiliate would develop leads for us and be paid based on the number of leads generated. Our goal is to grow at a monthly rate of over 1% based upon both sources of applications. This growth rate is our target and is not based upon industry studies or comparatives.

Results of Operations

For the period ended May 31, 2010 we had no revenue. Expenses for the period totaled $1,410 resulting in a net loss of $1,410.

Capital Resources and Liquidity

Our capital requirements will most likely increase as our mission statement is achieved.  These requirements may include additional resources to increase volume of receivables originated, expansion of the Rapid Title Loans operation, and financing any acquisition/merger activity. Inasmuch as our operations are limited to origination and sale of receivables, the existing equity capital should be sufficient.  However, in order to expand our ability to own receivables on a meaningful basis and to meet the demands of the Rapid Title Loans product and implement our overall plan, we will need to access additional equity and debt capital.

We plan to finance a substantial majority of our lending activities through a warehouse or rediscount line of credit.   The leverage (i.e. the percentage on a dollar of receivables that lenders will lend, or the “advance rate”) that our credit lines will provide against our receivables is a critical factor in our ability to obtain the desired returns on equity.

As of May 31, 2010 we had $40,890 in cash. We are attempting to commence operations and generate revenue, and we believe that our current cash position is significant enough to support our daily operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of October 5 , 2010 are as follows:

NAME	AGE	POSITION

Anthony Barron	30	President, Chief Executive Officer, President, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Anthony Barron, CEO and President – Currently, Mr. Barron provides the Company with consulting services including risk management and strategic business planning. Mr. Barron is focused on growing the Company’s business and does not hold any other form of employment. Prior to becoming the CEO and President of the Company, Mr. Barron co-founded D&B Financial / Amerilife Capital Insurance and Financial Services. Mr. Barron was employed with D&B Financial / Amerilife Capital Insurance and Financial Services from  June 2008 through March of 2010. Prior to establishing D&B Financial, Mr. Barron was employed by Diamond Point, a real estate firm, where he managed all marketing strategies and devised a marketing campaign for over 150 employees. Mr. Barron was employed by Diamond Point from September 2005 until June 2008. Prior to his employment with Diamond Point, Mr. Barron was employed with Galceau from April 2004 through September 2005. Mr. Barron’s duties included directing all marketing efforts for Smartwater brand of Glaceau in Los Angeles and Orange Counties, and collaborating with the sales department to formulate a regional marketing campaign.

Mr. Barron currently has no other principal occupations or employment other than those disclosed above.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Currently, we have no plans to increase the size of the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended May 31, 2010 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Daniel Brandt former Chief Executive Officer *	2010	$0	0	100	0	0	0	0	$0

Anthony Barron Chief Executive Officer and Treasurer	2010	$1,000**	0	0	0	0	0	0	$0

*Mr. Daniel Brandt resigned as the Company’s President and CEO effective April 23, 2010. Mr. Anthony Barron was appointed the new CEO and President as of that same date.

** This amount was accrued for but not paid.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Daniel Brandt	0	0	0	0	0	0	0	0	0

Anthony Barron	0	0	0	0	0	0	0	0	0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through May 31, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending May 31, 2010 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On, April 23, 2010 we entered into an employment agreement with our sole Officer and CEO, Anthony Barron (the “Employee”).  The employment agreement is for a term of three years, and is automatically renewed annually unless the Board of Directors or the Employee notifies each other in writing their intent to terminate the employment agreement.  The Employee shall be paid a minimum $500 per month and will be entitled to an annual bonus at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 5, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Anthony Barron	2,000,000	70.97%

(1)  Based upon 2,818,000 shares outstanding as of  October 5,  2010.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In May, 2008, Rapid Title Loans issued 1,000,000 par value $.0001 common founder shares to Daniel Brandt pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933 in consideration for services provided. We were incorporated on March 22, 2010 in the State of Nevada. Pursuant to the Agreement entered into on March 22, 2010, Rapid Title Loans became our wholly-owned subsidiary and Daniel Brandt was issued an additional 1,000,000 common shares pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933, in connection with the Agreement. On April 23, 2010, Daniel Brandt resigned as the sole director and CEO of Rapid Holdings, Inc. and Mr. Anthony Barron was appointed as the new President and CEO of Rapid Holdings, Inc. Pursuant to the Agreement, Mr. Daniel Brandt sold his 2,000,000 par value $.0001 common shares to Mr. Anthony Barron in exchange for $1,500

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RAPID HOLDINGS, INC.
818,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

RAPID HOLDINGS INC.

MAY 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Rapid Holdings Inc.

(A Development Stage Company)

Beverly Hills, California

We have audited the accompanying consolidated balance sheet of Rapid Holdings Inc., a development stage company, (the “Company”) as of May 31, 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from March 22, 2010 (inception) through May 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rapid Holdings Inc. as of May 31, 2010 and the results of its operations and its cash flows for the period from March 22, 2010 (inception) through May 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has a deficit accumulated during the development stage at May 31, 2010 and has incurred losses since inception with no revenues earned since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

July 1, 2010

RAPID HOLDINGS INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

May 31, 2010

ASSETS

Current assets
Cash	$40,890

Total assets	$40,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$1,275

Total liabilities	1,275

Stockholders’ equity
Preferred stock: $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding	-
Common stock: $0.0001 par value; 500,000,000 shares authorized; 2,818,000 shares issued and outstanding	282
Additional paid-in capital	40,743
Deficit accumulated during the development stage	(1,410)

Total stockholders’ equity	39,615

Total liabilities and stockholders' equity	$40,890

See accompanying notes to the consolidated financial statements.

RAPID HOLDINGS INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from March 22, 2010 (Inception) through May 31, 2010

Revenue Earned During the Development Stage	$-

Operating Expenses
Professional fees	275
Compensation	1,100
General and administrative	35

Total Operating Expenses	1,410

Loss before income taxes	(1,410)

Provision for income taxes	-

Net loss	$(1,410)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	2,245,629

See accompanying notes to the consolidated financial statements.

RAPID HOLDINGS INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Period from March 22, 2010 (Inception) through May 31, 2010

	Common Stock		Additional Paid in	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity
March 22, 2008 (Inception)	1,000,000	$100	$-	$-	$100

Capital contribution			25		25

Common stock issued for acquisition of Rapid Title Loans, Inc. on March 22, 2010	1,000,000	100	(100)		-

Shares issued at $0.05 per share from April 22, 2010 through May 27, 2010	818,000	82	40,818		40,900

Net loss			-	(1,410)	(1,410)

Balance, May 31, 2010	2,818,000	$282	$40,743	$(1,410)	$39,615

See accompanying notes to the consolidated financial statements.

RAPID HOLDINGS INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from March 22, 2010 (Inception) through May 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock compensation	100
Changes in operating assets and liabilities:
Increase in accrued expenses	1,275

Net cash used in operating activities	(35)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	25
Proceeds from sale of common stock	40,900

Cash provided by financing activities	40,925

Net change in cash	40,890
Cash at beginning of the period	-

Cash at end of the period	$40,890

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-
Taxes paid	$-

See accompanying notes to the consolidated financial statements.

RAPID HOLDINGS INC.
(A Development Stage Company)
May 31, 2010
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND OPERATIONS

Rapid Holdings Inc.  (“Rapid Holdings” or the “Company”), a development stage company, was incorporated on March 22, 2010 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception.

Rapid Title Loans, Inc.  (“Rapid Title”), a development stage company, was incorporated on May 22, 2008 under the laws of the State of Delaware. Rapid Title, which has been inactive since inception, intends to operate an online consumer lending business. Rapid Title intends to make loans, which are fully secured by a first lien on a consumer’s automobile.

On March 22, 2010, the Company acquired 100% ownership in Rapid Title by a share exchange agreement, whereby; the Company issued 1,000,000 shares of its common stock in exchange for 1,500 shares of common stock or 100% of the outstanding common shares of Rapid Title. The acquisition of Rapid Title has been recorded on the purchase method of accounting at historical amounts of $0 as Rapid Holdings and Rapid Title were under common control at the acquisition date.  Pursuant to paragraph 805-50-30-5 of the FASB Accounting Standards Codification, Rapid Title, the entity that receives the equity interests, recognized no assets and liabilities, since there were no assets and liabilities transferred from Rapid Title, the transferring entity at the date of transfer, because of the inactivity of this company since its inception.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include all of the accounts of Rapid Holdings and Rapid Title as of May 31, 2010 and for the period from March 22, 2010 (inception) through May 31, 2010.  All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company has recognized no revenue, is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at May 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from March 22,2010 (inception) through May 31, 2010.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of May 31, 2010.

Recently Issued Accounting Pronouncements

In June 2003, the SEC adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with the Company’s Annual Report for the fiscal year ended May 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.           A subsidiary or group of assets that is a business or nonprofit activity

2.           A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.           An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.           Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.           Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $1,410, a net loss and net cash used in operations of $1,410 and $35 for the period from March 22, 2010 (inception) to May 31, 2010, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - STOCKHOLDERS’ EQUITY

Preferred stock

Preferred stock includes 10,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common stock

Common Stock includes 500,000,000 shares authorized at a par value of $0.0001, of which 1,000,000 shares have been issued as founder’s shares at par value of $0.0001, for services in the amount of $100 on March 22, 2010.

On March 22, 2010, the Company acquired 100% ownership in Rapid Title Loans, Inc. by a share exchange agreement, whereby the Company issued 1,000,000 shares of common stock at $0.0001 per share. All shares were held by and all shares of common stock were issued to the Company’s President and Chief Executive Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($100)

On April 23, 2010, Anthony Barron purchased a total of 2,000,000 shares of issued and outstanding common stock of Rapid Holdings, Inc. from Daniel Brandt, the sole officer, director and shareholder of the Company, for an aggregate of $1,500 in cash.

From April 23 through May 27, 2010, the Company issued 818,000 shares of common stock for cash in the aggregate amount of $40,900, or $0.05 per share to forty (40) individuals.

NOTE 5 – INCOME TAXES

Deferred tax assets

At May 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $1,410 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $479 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $479.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization ability.

Components of deferred tax assets at May 31, 2010 are as follows:

May 31, 2010
Net Deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$479
LessLess valuation allowance	(479)

De Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For Period Ended May 31, 2010

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 6 – RELATED PARTY TRANSACTIONS

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Capital contribution

In March 2010 the Company’s Chief Executive Officer contributed $25 for the general working capital.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On April 23, 2010, the Company entered into an employment agreement with its sole officer (“Employee”) for a term of three years from the date of signing.  The Employee will be paid a minimum of $500 per month.  Either the Company or the Employee can terminate the Employment Agreement without cause upon thirty (30) days’ notice to the other party.

NOTE 8 – SUBSEQUENT EVENTS

    The Company has evaluated all events that occurred after the balance sheet date of December 31, 2009 through July 1, 2010, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

The Date of This Prospectus Is: July 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$2.92
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,002.92

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

Our wholly-owned subsidiary, Rapid Title Loans, Inc. was incorporated in the state of Delaware on May 22, 2008. We were incorporated on March 22, 2010 in the State of Nevada and on such date Daniel Brandt received 1,000,000 shares of our common stock in consideration for founder services provided. On March 22, 2010 we entered into an agreement whereby Rapid Title Loans became our wholly-owned subsidiary and Daniel Brandt was issued an additional 1,000,000 common shares in connection with the Agreement. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2010, we completed a Regulation D Rule 506 offering in which we sold 818,000 shares of common stock to 40 investors, at a price per share of $0.05 per share for an aggregate offering price of $40,900. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	Shares of common stock
Jose C. Rodas	22,000
Anthony Peck	20,000
Elena Peck	20,000
Flor Hernandez	12,000
Wesley Johnson	20,000
Rozanna Johnson	30,000
Derek Zweifel	24,000
Mark Sontag	24,000
Daniel J. Johnson	10,000
Melissa Thiel	12,000
Elizabeth Kaempfe	14,000
George Mcleary	10,000
Mary Mehrle	10,000
Andrew Philip Reyes	32,000
Raul Martinez	18,000
Juaquin Martinez	14,000
Luiz Martinez	20,000
Christopher Alvarez	14,000
Alex Olivares	16,000
Michael Barbeito	18,000
Dylan Riley	26,000
Ruben Rodriguez	30,000
Oscar Sims	16,000
William Sims	20,000
Alan Benavente	24,000
Jeremy Hohn	18,000
Milton Ipina	30,000
Ferguson Agwu	22,000
El Shaddai Bent	20,000
Juan Rojas	32,000
Lucas Kurzon	22,000
Amber Higuera	24,000
Breuan Day	18,000
Yuval Barak	20,000
Kathleen Queen	26,000
Mario Montes	14,000
Axel Mondet	16,000
Mateen Khorsand	18,000
Cuihahuah Montes	34,000
Jeremy Castro	28,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in April 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	Certificate of Resignation of Officer, Director, Manager, Member, General Partner, Trustee, or Subscriber*
3.3	Amended Annual List of Officers, Directors and Registered Agent and State Business License*
3.4	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement*
10.2	Stock Purchase Agreement and Share Exchange by and among Rapid Holdings, Inc. and Rapid Title Loans, Inc. effective March 22, 2010 *
23.1	Consent of Li & Company, PC

*     Filed as an exhibit to the S-1 Registration Filed with the SEC on July 2, 2010

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills, State of California, on October 5, 2010.

RAPID HOLDINGS, INC.

By:	/s/Anthony Barron
Anthony Barron
Chairman of the Board of Directors, Chief Executive Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/Anthony Barron
Anthony Barron
Chairman of the Board of Directors, Chief Executive Officer, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Barron and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Rapid Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/Anthony Barron
Anthony Barron
Chairman, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and Director